1. Contract Series and Type

For Assistance, please call 800-338-3434

www.axa.com

AXA Advisors, LLC

A. Series E ($25,000 minimum contribution)

B. Choose a Contract Type.

Non-Qualifi ed

Traditional IRA

Roth IRA

Qualifi ed Plan Defi ned Contribution (QPDC)

Qualifi ed Plan Defi ned Benefi t (QPDB)

C. Total Initial Contribution(s): $ ( Estimated Value Required In Case

of Transfer)

Specify Method(s) of Payment:

AXA Equitable Life Insurance Company

Home Offi ce: 1290 Avenue of the Americas, New York, NY 101 04 Cat. No. 1 53707

X03842_National Series E

AXA Advisors, LLC Page 1 of 9

RETIREMENT CORNERSTONE®

SERIES E

Application for an Individual

Annuity

First-Class Mail:

AXA Equitable

Retirement Service Solutions

P.O. Box 1577

Secaucus, NJ 07096-1577

Express Mail:

AXA Equitable

Retirement Service Solutions

500 Plaza Drive, 6th Floor

Secaucus, NJ 07094-3619

1035 Exchange (NQ)

Direct Transfer (IRA, Roth IRA)

Rollover (IRA, Roth IRA)

ICC 14 App 01 RC15 E

PLEASE PRINT

REQUIRED

REQUIRED

Retirement Cornerstone — Series E

ICC 14 App 01 RC 15 E Page 2 of 9

(First) (Middle Initial) (Last)

Name

2. Account Registration (Please print) (Must be legal resident of U.S.)

A. Owner (Check one)

Individual UGMA/UTMA (State Child’s SSN )

The Owner types below require additional form(s). See the New Business Form Booklet for more information.

Trust Qualifi ed Plan Trust (DC/DB) Other Non-Natural Owner

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Owner Taxpayer Identifi cation Number (Please check one.) SSN EIN ITIN

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 9.

Email Address

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the

Annuitant’s 95th birthday. If GMIB is elected, the Annuity Commencement Date will be the Contract Date Anniversary following the Owner’s 95th birthday if older than the Annuitant. You may commence Annuity payments earlier by submitting a written request to our Processing Offi ce in accordance with the Contract.

PATRIOT Act Information:2

U.S. Citizen Yes No If yes, check one: Valid Driver’s License Passport State Issued ID

If no, check either: U.S. Visa (Complete below) or Permanent Resident (Green Card) (Copy of document required)

Identifi cation/Passport# Exp. Date U.S. Visa Type (if applicable)

Your Employer’s Name Your Occupation

2 The annuitant must complete this section if the owner is not an individual.

B. Joint Owner (Must be legal resident of U.S.) NQ only

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Taxpayer Identifi cation Number (Please check one.) SSN ITIN

U.S. Primary Residential Address — No P.O. Box City State Zip Code

Email Address

Joint Owner Form of Identifi cation (Please check one) Valid Driver’s License Passport State Issued ID

Identifi cation Number Exp. Date (MM/DD/YYYY)

(First) (Middle Initial) (Last)

Owner Name

REQUIRED

REQUIRED

Retirement Cornerstone — Series E

ICC 14 App 01 RC 15 E Page 3 of 9

C. Annuitant (Required if other than Owner)1

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Name

(First) (Middle Initial) (Last)

Taxpayer Identifi cation Number (Please check one.) SSN ITIN

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

1 Annuitant must complete the PATRIOT Act Information section on the previous page if the owner is NOT an individual.

D. Joint Annuitant

• For NQ 1035 Exchange Contracts that are Joint Annuitants who are spouses.

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Name (First) (Middle Initial) (Last) Taxpayer Identifi cation Number (Please check one.) SSN ITIN

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

3. Benefi ciary(ies) (Please use Special Instructions for Additional Benefi ciaries)

Please enter the benefi ciaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. %

Primary Benefi ciary Name Relationship to Owner1

SSN EIN ITIN

Date of Birth (MM/DD/YYYY)

Address Phone #

2. %

Primary Benefi ciary Name Relationship to Owner1

SSN EIN ITIN

Date of Birth (MM/DD/YYYY)

Address Phone #

B. Contingent

1. %

Contingent Benefi ciary Name Relationship to Owner1

SSN EIN ITIN

Date of Birth (MM/DD/YYYY)

Address Phone #

2. %

Contingent Benefi ciary Name Relationship to Owner1

SSN EIN ITIN

Date of Birth (MM/DD/YYYY)

Address Phone #

1 Please enter the relationship to the annuitant when the Owner is not an Individual.

REQUIRED

Retirement Cornerstone — Series E

ICC 14 App 01 RC 15 E Page 4 of 9

1 There is no charge for the Return of Principal death benefi t.

2 Available for Traditional IRA and QPDC only.

4. Optional Guaranteed Benefi t Rider Elections

These optional riders are purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply to these features before making a selection.

The death benefi t, if any, in connection with the Investment Account Value is equal to amounts in the

Investment Account Investment Options.

• The benefi t riders are optional and may only be chosen at the time of the application. There are additional charges for these riders, unless otherwise noted.

• Benefi ts under these riders apply only to amounts allocated to the Protected Benefi t Account Investment Options.

• You may allocate amounts to the Protected Benefi t Account Investment Options immediately or at a future date, subject to the terms and limitations of the contract.

• If you do not allocate amounts to the Protected Benefi t Account Investment Options, these rider(s) will have no value under your Contract until you allocate amounts at a future date.

4A: Guaranteed Minimum Income Benefi t (GMIB) and Guaranteed Minimum Death Benefit (GMDB)

• You must make an election in 1 or 2 below.

• GMIB is declined unless you make an election in 1 below.

• If GMIB is elected, we will issue it with the Automatic Reset program unless you opt-out in Section 4B.

1. Combination GMIB Two-Year Lock with GMDB

Yes, I wish to elect GMIB Two-Year Lock and Greater of Annual Roll up to age 85 or Highest Anniversary

Value to age 85 death benefi t (Available for Owner issue ages 20-65)

Yes, I wish to elect GMIB Two-Year Lock and Highest Anniversary Value to age 85 death benefi t (Available for Owner issue ages 20-80)

Yes, I wish to elect GMIB Two-Year Lock and Return of Principal death benefi t1 (Available for Owner issue ages 20-80)

2. GMDB Only (without GMIB)

RMD Wealth Guard GMDB2 without GMIB (Available for Owner issue ages 20-65)

Highest Anniversary Value to age 85 death benefi t without GMIB (Available for Owner issue ages 0-80)

4 B: Annual Reset Election

• If you elect GMIB Two-Year Lock in Section 4A, your contract will automatically issue with the Automatic Reset program.

• The Automatic Reset program resets the GMIB and if elected the “Greater of” GMDB each year that you are eligible.

If you accept the Automatic Reset program, resets will occur automatically unless such automatic resets are or have been terminated. The reset will result in a new waiting period to exercise the GMIB of up to the later of 10 years or the original exercise date, but not later than age 95.

To opt out of the Automatic Reset Program, please check the box below.

I decline the Automatic Reset Program.

Or to elect a Customized Reset Program, check the box below.

Customized Reset Program Reset my GMIB and if elected “Greater of” GMDB each year up to and including the contract anniversary date in the year only. I understand that resets will only occur during this time period if I am eligible. (YYYY)

REQUIRED

REQUIRED

Retirement Cornerstone — Series E

ICC 14 App 01 RC 15 E Page 5 of 9

5. Investment Selection

You must allocate 100% of your initial contributions to either the Investment Options in Section 5A OR any Special DCA

in Section 5B.

All future allocations will be apportioned according to the percentages below unless instructed otherwise by you.

Contributions received after the Special DCA program terminates will be allocated to the Investment

Account Investment Options and the Protected Benefi t Account Investment Options according to the instructions below.

If you do not allocate amounts to the Protected Benefi t Account Investment Options, the guaranteed benefi ts will have no value under your contract until you allocate amounts at a future date.

Total Investment Account Investment Options percentage plus Protected Benefi t Account Investment Options percentage must equal 100%.

Choose either 5A or 5B below.

5A: Immediate Allocation

Allocate 100% immediately to the Investment Account Investment Options and/or the Protected Benefi t Account

Investment Options.

5B: Special Dollar Cost Averaging Programs

Allocate 100% immediately to the Special Dollar Cost Averaging Program selected below.

Check box for one time period.

3 months 6 months 12 months

You may designate either or both the Investment Account Investment Options and the Protected Benefi t

Account Investment Options as the destination Option for DCA.

If you select the Protected Benefi t Account Investment Options, your funds will be considered invested in the

Protected Benefi t Account from the date of contribution. The destination cannot be changed to the Investment

Account Investment Options at a later date.

PROTECTED BENEFIT ACCOUNT

Investment Options

INVESTMENT ACCOUNT

Investment Options

Total Allocation to Protected Benefi t Account

Investment Options % (percent must be a

whole number)

Please see the Protected Benefi t Account Investment

Options section at the bottom of page 5 to select your

allocations.

Total Allocation to Investment

Account Investment Options %

(percent must be a whole number)

Please see the Investment Account Investment Option

section on page 6 to select your allocations.

REQUIRED

REQUIRED

PROTECTED BENEFIT ACCOUNT Investment Options

If you allocated 100% to the Investment Account Investment Options proceed to page 6 to enter your allocation instructions.

Percentages must be whole numbers

Asset Allocation

% AXA Aggressive Strategy GB

% AXA Balanced Strategy GB

% AXA Conservative Growth Strategy GB

% AXA Conservative Strategy GB

% AXA Growth Strategy GB

% AXA Moderate Growth Strategy GB

% EQ/AllianceBernstein Dynamic Wealth Strategies GB

100% Protected Benefi t Account Investment Options*

* This amount represents 100% of the percentage shown above in the Protected Benefi t Account Investment Options section.

Allocation %

Retirement Cornerstone — Series E

ICC 14 App 01 RC 15 E Page 6 of 9

INVESTMENT ACCOUNT Investment Options

Percentages must be whole numbers

Allocation %

Asset Allocation

% All Asset Aggressive - Alt 25

% All Asset Growth - Alt 20

% All Asset Moderate Growth - Alt 15

% EQ/AllianceBernstein Dynamic Wealth Strategies

% AXA Aggressive Strategy

% AXA Balanced Strategy

% AXA Conservative Growth Strategy

% AXA Conservative Strategy

% AXA Growth Strategy

% AXA Moderate Allocation

% AXA Moderate Growth Strategy

% BlackRock Global Allocation V.I. Fund

% CharterSM International Moderate

% CharterSM Moderate

% CharterSM Moderate Growth

% CharterSM Real Assets

% First Trust/Dow Jones Dividend & Income Allocation Portfolio

% First Trust Multi Income Allocation Portfolio

% Franklin Founding Funds Allocation VIP Fund

% Franklin Income VIP Fund

% Invesco V.I. Equity and Income Fund

% Ivy Funds VIP Asset Strategy

% Legg Mason Dynamic Multi-Strategy VIT Portfolio

% Principal SAM Conservative Growth Portfolio

% Principal SAM Strategic Growth Portfolio

% 7Twelve Balanced Portfolio

Large Cap Blend Stocks

% ClearBridge Variable Appreciation Portfolio

% EQ/Common Stock Index

% EQ/Equity 500 Index

% Fidelity® VIP Contrafund® Portfolio

% Franklin Rising Dividends VIP Fund

% Hartford Capital Appreciation HLS Fund

% MFS® Investors Trust Series

Large Cap Growth Stocks

% BlackRock Large Cap Growth V.I. Fund

% ClearBridge Variable Aggressive Growth Portfolio

% Hartford Growth Opportunities HLS Fund

% Ivy Funds VIP Dividend Opportunities

% EQ/Large Cap Growth Index

% AXA/Loomis Sayles Growth

% MFS® Investors Growth Stock Series

% Multimanager Aggressive Equity

% EQ/T. Rowe Price Growth Stock

Large Cap Value Stocks

% AXA Large Cap Value Managed Volatility

% EQ/BlackRock Basic Value Equity

% EQ/Boston Advisors Equity Income

% ClearBridge Variable Equity Income Portfolio

% EQ/Invesco Comstock

% Invesco V.I. Diversifi ed Dividend Fund

% EQ/Large Cap Value Index

Mid Cap Stocks

% American Century VP Mid Cap Value Fund

% AXA Mid Cap Value Managed Volatility

% ClearBridge Variable Mid Cap Core Portfolio

% Fidelity® VIP Mid Cap Portfolio

% Goldman Sachs VIT Mid Cap Value Fund

% Invesco V.I. Mid Cap Core Equity Fund

% Ivy Funds VIP Mid Cap Growth

% EQ/Mid Cap Index

% EQ/Morgan Stanley Mid Cap Growth

% Multimanager Mid Cap Growth

% Multimanager Mid Cap Value

Small Cap Stocks

% EQ/AllianceBernstein Small Cap Growth

% CharterSM Small Cap Value

% EQ/GAMCO Small Company Value

Allocation %

Small Cap Stocks (continued)

% Invesco V.I. Small Cap Equity Fund

% Ivy Funds VIP Small Cap Growth

% EQ/Small Company Index

International Stocks

% AllianceBernstein VPS International Growth Portfolio

% American Funds Insurance Series® Global Small

Capitalization FundSM

% American Funds Insurance Series® New World Fund®

% AXA International Core Managed Volatility

% EQ/Emerging Markets Equity PLUS

% EQ/International Equity Index

% Invesco V.I. International Growth Fund

% Lazard Retirement Emerging Markets Equity Portfolio

% EQ/MFS International Growth

% MFS® International Value Portfolio

% Neuberger Berman International Equity Portfolio

% EQ/Oppenheimer Global

% Templeton Developing Markets VIP Fund

Specialty

% CharterSM Alt 100 Moderate

% EQ/GAMCO Mergers and Acquisitions

% Invesco V.I. Global Real Estate Fund

% Ivy Funds VIP Energy

% Ivy Funds VIP Global Natural Resources

% Ivy Funds VIP Science and Technology

% MFS® Utilities Series

% Multimanager Technology

% EQ/Natural Resources PLUS

% Neuberger Berman Absolute Return Multi-Manager Portfolio

% PIMCO VIT CommodityRealReturn® Strategy Portfolio

% ProFund VP Biotechnology

% EQ/Real Estate PLUS

% T. Rowe Price Health Sciences Portfolio - II

% Van Eck VIP Global Hard Assets Fund

International/Global Bonds

% Legg Mason BW Absolute Return Opportunities VIT

% EQ/PIMCO Global Real Return

% Templeton Global Bond VIP Fund

High Yield Bonds

% EQ/High Yield Bond

% Invesco V.I. High Yield Fund

% Ivy Funds VIP High Income

Bonds

% American Funds Insurance Series® Bond FundSM

% EQ/Core Bond Index

% Eaton Vance VT Floating-Rate Income Fund

% Fidelity® VIP Strategic Income Portfolio

% Franklin Strategic Income VIP Fund

% EQ/Intermediate Government Bond

% Lord Abbett Bond Debenture

% EQ/PIMCO Ultra Short Bond

% PIMCO VIT Real Return Portfolio

% PIMCO VIT Total Return Portfolio

% Putnam VT Diversifi ed Income Fund

Cash/Cash Equivalents

% Guaranteed Interest Option (GIO) (maximum 25%)

% EQ/Money Market

100% Investment Account Investment Options*

TOTAL%

* This amount represents 100% of the percentage is shown

above in the Investment Account Investment Option

section.

Retirement Cornerstone — Series E

ICC 14 App 01 RC 15 E Page 7 of 9

Yes. I have granted authority to each of my Financial Professional(s), which are listed below, to act as my agent and provide to AXA Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim,

loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notifi cation in our Processing Offi ce that broker transfer authority has been terminated. Upon receipt of such notifi cation, AXA Equitable will terminate the Financial Professional’s(s’) ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

6. Broker Transfer Authority Disclosure

7. Current Insurance

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

8. Fraud Warning

Mailing Address — P.O. Box accepted City State Zip Code

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their

Primary Residential Address in Section 2, please complete the following:

9. Special Instructions

I authorize AXA Equitable to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confi rmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.

My email address is1:

This authorization will continue unless and until revoked and means that AXA Equitable will send an email or notice to me when documents are available on AXA Equitable’s website. Please logon to axa.com to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons.

To receive and view such documents electronically, I understand I must register (with a user name and password) for online account access with AXA Equitable. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on axa.

com, you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

1Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

10. Electronic Delivery

REQUIRED

BOTH questions in the Owner Response and the Financial Professional Response

columns must be completed and match for the contract to be issued.

Replacement Questions Owner Response Financial Professional

Response

1. Does the Owner have any other existing life insurance or annuities

(If yes, a State Replacement Form is required by NAIC model regulation states even if you answer no for question 2.)

Yes No Yes No

2. Will any existing life insurance or annuity be (or has it been)

surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certifi cate/Contract applied for will be issued on the life of the Owner

(If yes, complete the following below and submit a State Replacement Form and Sales Material Form, if required.)

Yes No Yes No

Company Type of Plan Year Issued Certifi cate/Contract Number

Company Type of Plan Year Issued Certifi cate/Contract Number

Company Type of Plan Year Issued Certifi cate/Contract Number

Retirement Cornerstone — Series E

ICC 14 App 01 RC 15 E Page 8 of 9

11. Signature and Acknowledgements

GENERAL DISCLOSURE. BY SIGNING BELOW, I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

Account value(s) attributable to allocations to the investment options, and any variable annuity benefi t payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.

In the case of IRAs and qualifi ed plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefi ts other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefi ts.

Under penalty of perjury, I certify that all the Taxpayer Identifi cation Numbers citizenship and owner status information in

Section 2 are correct.

All information and statements furnished in this application are true and complete to the best of my knowledge and belief.

AXA Equitable may accept amendments to this application provided by me or under my authority.

No Financial Professional has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations. AXA Equitable must agree to any change made to the Contract and benefi ts applied for, or to the age at issue, in writing signed by an offi cer of the company.

Charges under the Contract generally apply for the duration of the Contract.

The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that applies to the Contract and any optional benefi t riders.

OPTIONAL GUARANTEED BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

There are additional charges for the elected optional benefi t riders, unless otherwise noted in this application.

To receive the benefi ts under the rider(s), I/we must allocate amounts to the Protected Benefi t Account Investment

Options either immediately or at a future date, subject to the terms and limitations of the Contract. If AXA Equitable discontinues transfers and contributions to the Protected Benefi t Account Investment Options, I/we will thereafter not be able to create or add to the benefi t base.

The rollup rate used for the rollup benefi t bases under GMIB and GMDB (if elected) does not represent a guarantee of my Account Value or Cash Value.

The benefi t base does not represent an Account Value or Cash Value. The benefi t base cannot be split in connection with a divorce.

Unless otherwise declined, eligible contracts will automatically issue with the Automatic Reset program. The Automatic

Reset program resets my GMIB and if elected “Greater of” GMDB Rollup Benefi t Base each year that I am eligible.

Resets will occur automatically unless such automatic resets are or have been terminated. The annual reset will result in a new wait period to exercise the GMIB, of up to the later of 10 years or the original exercise date (but not later than age 95) which may be started beginning on each Contract Date Anniversary that the GMIB and if elected “Greater of”

GMDB Rollup Benefi t Base is reset. If my Annuity Account Value does not exceed my GMIB benefi t base on any Contract

Anniversary, no reset will occur. To cancel my reset I must submit a signed and completed reset cancellation request. Any such request must be received at AXA Equitable’s processing offi ce at least 1 business day prior to the Contract Date

Anniversary to which the cancellation applies. Requests received after this window will apply the following year. I am not able to cancel a reset once it has occurred. For jointly owned Contracts, eligibility to reset the benefi t base is based on the age of the older owner.

AXA Equitable reserves the right to change the charges for the GMIB, the “Greater of” GMDB, and the RMD Wealth Guard

GMDB Riders, up to the maximum charges stated in the Contract and prospectus at any time. I will have the option to exercise the GMIB or terminate the GMIB, “Greater of” GMDB or the “RMD Wealth Guard” GMDB Riders if a fee

increase is imposed by submitting a written request to AXA Equitable’s Processing Offi ce.

Withdrawals under the Contract may reduce my optional benefi t.

An optional benefi t, with the exception of the RMD Wealth Guard GMDB Rider may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Contract to meet the required amount may signifi cantly reduce the benefi t.

Prospectus Information: I acknowledge that I have received the most current prospectus and supplements, for

Retirement Cornerstone®. After reviewing my fi nancial information and goals with my Financial Professional,

I believe that this Certifi cate/Contract will meet my fi nancial goals.

Consent for Delivery of Initial Prospectus on CD-ROM:

Yes. By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk ‘‘CD’’, and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefi nitely, I understand that I must print or download

it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at

800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format,

unless I enroll in AXA Equitable’s Electronic Delivery Service.

Contract State :

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/application in a state other than your primary residence state:

I certify that either: I have a second residence where the enrollment form/application was signed (the state of sale) or

I work or maintain a business in the state where the enrollment form/application was signed (the state of sale).

(Please check one)

REQUIRED

Retirement Cornerstone — Series E

Cat No. 153700

ICC 14 App 02 RC 15 E Page 9 of 9

Registered Representative Use Only. Contact your home offi ce for program information.

Once selected, program cannot be changed. Certain commission options may not be available through all selling Broker Dealers. Please check with your Broker Dealer for availability.

Option I

12. Registered Representative Information (Please answer both questions)

A. Did you (i) verify the identity by reviewing the driver’s license/passport of the Owner,

(ii) inquire about the source of the customer’s assets and income and (iii) confi rm that the

Proposed Owner is not (nor family member of or associates with) a foreign military,

government or political offi cial

Yes No

B. Is the Proposed Owner currently an Active Duty* Member of the Armed Forces Yes No

(If ‘‘Yes’’, you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY

MEMBERS OF THE ARMED FORCES.)

* Active Duty means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X

Primary Registered Representative Signature Social Security Number Rep Code

%

Print Name Phone Number

Client Account Number Email Address Rep Location

X

Registered Representative Signature Social Security Number Rep Code

%

Print Name Phone Number

11. Signature and Acknowledgements (continued)

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.

X

Owner Signature City, State Date (MM/DD/YYYY)

X

Joint Owner Signature City, State Date (MM/DD/YYYY)

X

Annuitant Signature (if different than Owner) City, State Date (MM/DD/YYYY)

X

Joint Annuitant Signature (if different than Owner) City, State Date (MM/DD/YYYY)

REQUIRED

REQUIRED